Exhibit 99.1

Goodyear Announces Q4 2024 and Full-Year 2024 Results

Full year Goodyear net income of $70 million (24 cents per share); adjusted net income of $302 million ($1.05 per share)

Fourth quarter Goodyear net income of $76 million (26 cents per share); adjusted net income of $114 million (39 cents per share)

FOR IMMEDIATE RELEASE	Full year Segment Operating Margin expansion across all three business units Goodyear Forward drives 2024 benefits of $480 million, exceeding plan

> GLOBAL HEADQUARTERS: 200 INNOVATION WAY, AKRON, OHIO 44316-0001	Fourth quarter cash flows from operating activities of $1.3 billion Company reaffirms expanded Goodyear Forward targets, significant deleveraging expected in 2025

> MEDIA WEBSITE: WWW.GOODYEARNEWSROOM.COM > MEDIA CONTACT: DOUG GRASSIAN 330.796.3855 DOUG_GRASSIAN@GOODYEAR.COM > ANALYST CONTACT: GREG SHANK 330.796.5008 GREG_SHANK@GOODYEAR.COM

AKRON, Ohio, February 13, 2025 – The Goodyear Tire & Rubber Company reported fourth quarter 2024 results today and the company will host an investor call tomorrow morning at 9:00 a.m. eastern time led by Mark Stewart, Goodyear’s chief executive officer and president, and Christina Zamarro, the company’s executive vice president and chief financial officer. The management team will share insights on fourth quarter performance and progress on the Goodyear Forward transformation plan.

“As I reflect on my first year at Goodyear, I am pleased with the progress we have made. We exceeded our full year 2024 Goodyear Forward expectations and raised our targets for 2025, grew earnings and segment operating margins across all business units, and successfully reached agreements to divest non-core assets as part of our comprehensive strategic review. Moving forward, we remain committed to achieving our expanded Goodyear Forward targets, including further margin expansion and meaningful debt reduction,” said Chief Executive Officer and President Mark Stewart.

Goodyear’s fourth quarter 2024 sales were $4.9 billion, with tire unit volumes totaling 43.6 million. Fourth quarter 2024 Goodyear net income was $76 million (26 cents per share) compared to a Goodyear net loss of $291 million ($1.02 per share) a year ago. The fourth quarter of 2024 included several significant items including, on a pre-tax basis, rationalization charges of $34 million and Goodyear Forward costs of $31 million. The fourth quarter of 2023 included, on a pre-tax basis, goodwill impairment charges of $230 million and rationalization charges of $200 million. Goodyear Forward costs are comprised of advisory, legal and consulting fees and costs associated with planned asset sales.

Fourth quarter 2024 adjusted net income was $114 million compared to adjusted net income of $135 million in the prior year’s quarter. Adjusted earnings per share was $0.39, compared to $0.47 in the prior year’s quarter. Per share amounts are diluted.

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The company reported segment operating income of $385 million in the fourth quarter of 2024, up $2 million from a year ago. Segment operating income reflects benefits of $195 million from the Goodyear Forward transformation plan and $52 million from business interruption insurance proceeds related to storm damage in prior years. These were partly offset by unfavorable price/mix versus raw material costs of $149 million, lower tire volume of $42 million and unabsorbed fixed costs of $39 million.

Additional earnings materials can be found on Goodyear’s investor relations website at http://investor.goodyear.com.

Full-Year Results

Goodyear’s 2024 sales were $18.9 billion with tire unit volumes totaling 166.6 million. 2024 Goodyear net income was $70 million (24 cents per share) compared to a Goodyear net loss of $689 million ($2.42 per share) a year ago. The year over year improvement was driven by increases in segment operating income. 2024 net income included several significant items including, on a pre-tax basis, an intangible asset impairment of $125 million, Goodyear Forward costs of $124 million, rationalization charges of $86 million, and a benefit of $85 million from asset and other sales. Full-year 2023 Goodyear net income included, on a pre-tax basis, rationalization charges of $502 million and a goodwill impairment of $230 million.

Goodyear 2024 adjusted net income was $302 million compared to adjusted net income of $61 million in the prior year. Adjusted earnings per share was $1.05, compared to $0.21 in the prior year.

The company reported segment operating income of $1,318 million for 2024, up $350 million from a year ago. The increase in segment operating income reflects benefits of $480 million from the Goodyear Forward transformation plan, $121 million from insurance proceeds, net of current year expenses, and $86 million from net price/mix versus raw material costs. These were partly offset by $220 million of increased inflationary costs and lower tire volume of $185 million.

Full-year 2024 cash flows from operating activities was $698 million compared with $1,032 million in 2023.

Reconciliation of Non-GAAP Financial Measures

See “Non-GAAP Financial Measures” and “Financial Tables” for further explanation and reconciliation tables for historical Total Segment Operating Income and Margin; Adjusted Net Income (Loss); and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2024 and 2023 periods.

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Business Segment Results

AMERICAS

	Fourth Quarter		Full - Year
(In millions)	2024	2023	2024	2023
Tire Units	22.0	23.1	81.6	87.3
Net Sales	$2,890	$3,067	$11,033	$11,993
Segment Operating Income	262	309	933	749
Segment Operating Margin	9.1%	10.1%	8.5%	6.2%

Americas’ fourth quarter 2024 sales of $2.9 billion were 5.8% lower, driven by declines in replacement volume and unfavorable price/mix. Tire unit volume decreased 4.8%. Replacement tire unit volume decreased 7.0%, reflecting USTMA member declines in the U.S. Non-USTMA members, generally representing low-cost imported product, grew significantly in the quarter in the U.S. Original equipment unit volumes were up 8.5%, reflecting new fitment wins and a weak U.S. comparable related to the UAW strike in 2023.

Fourth quarter 2024 segment operating income of $262 million decreased $47 million from the prior year’s quarter. The decrease was driven by lower volume, unfavorable price/mix and raw material costs, and general inflation. These headwinds were largely offset by Goodyear Forward savings. Segment operating income in 2024 also included $52 million of insurance claim recoveries, primarily related to the 2023 Tupelo storm.

EMEA

	Fourth Quarter		Full - Year
(In millions)	2024	2023	2024	2023
Tire Units	12.6	12.4	48.9	49.9
Net Sales	$1,451	$1,399	$5,425	$5,606
Segment Operating Income	41	6	108	17
Segment Operating Margin	2.8%	0.4%	2.0%	0.3%

EMEA’s fourth quarter 2024 sales of $1.5 billion were 3.7% higher, driven by increased tire volume and favorable price/mix. Tire unit volume increased 1.5%. Replacement unit volumes increased 2.7%, reflecting strong winter tire demand in consumer. Original equipment unit volumes decreased 1.6%, reflecting lower OEM production.

Fourth quarter 2024 segment operating income of $41 million was up $35 million compared to the prior year’s quarter. Segment operating income benefitted from the Goodyear Forward plan and the recovery from last year’s fire at the Debica, Poland facility. These benefits were partly offset by unfavorable price/mix versus raw material costs.

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ASIA PACIFIC

	Fourth Quarter		Full - Year
(In millions)	2024	2023	2024	2023
Tire Units	9.0	9.9	36.1	36.1
Net Sales	$606	$650	$2,420	$2,467
Segment Operating Income	82	68	277	202
Segment Operating Margin	13.5%	10.5%	11.4%	8.2%

Asia Pacific’s fourth quarter 2024 sales of $606 million were 6.8% lower, driven by lower replacement volume. Tire unit volume decreased 9.3%. Replacement tire unit volume decreased 17.1%, driven by actions taken to reduce lower margin business and channel destocking. Original equipment unit volume remained relatively flat.

Fourth quarter 2024 segment operating income of $82 million was up $14 million from prior year driven by benefits from Goodyear Forward and lower other costs. These factors were partly offset by lower volume.

Goodyear Forward

Goodyear Forward is a transformation plan designed to deliver significant margin expansion, optimize the company’s portfolio, and reduce leverage to drive substantial shareholder value creation. Goodyear Forward is expected to deliver $1.5 billion in annual run-rate benefits driven by cost actions and margin expansion, segment operating margin of 10%, gross proceeds in excess of $2 billion from portfolio optimization, and a net leverage ratio of 2.0x to 2.5x, all by the end of 2025.

In 2024, several actions were taken to drive significant progress on the Goodyear Forward plan. Segment operating income in 2024 reflects Goodyear Forward benefits of $480 million. Definitive agreements were reached to divest two non-core assets identified during the company’s comprehensive strategic review, and on February 3, 2025, the sale of the off-the-road tire business to The Yokohama Rubber Company successfully closed. The sale of the Dunlop brand to Sumitomo Rubber Industries is anticipated to close by mid-2025.

Conference Call

The Company will host an investor call on Friday, February 14 at 9:00 a.m. ET. Please visit Goodyear’s investor relations website: http://investor.goodyear.com, for additional earnings materials.

Participating in the conference call will be Mark W. Stewart, chief executive officer and president, and Christina L. Zamarro, executive vice president and chief financial officer.

The investor call can be accessed on the website or via telephone by calling either (800) 579-2543 or (785) 424-1789 before 8:55 a.m. and providing the conference ID “Goodyear.” A replay will be available by calling (800) 934-4245 or (402) 220-1173. The replay will also be available on the website.

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About Goodyear

Goodyear is one of the world’s largest tire companies. It employs about 68,000 people and manufactures its products in 53 facilities in 20 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate.

Forward-Looking Statements

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully the Goodyear Forward plan and our other strategic initiatives, including the sales of the Dunlop brand and our chemical business; risks relating to the ability to consummate the sale of the Dunlop brand on a timely basis or at all, including failure to obtain the required regulatory approvals or to satisfy other conditions to closing; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Non-GAAP Financial Measures (unaudited)

This news release presents non-GAAP financial measures, including Total Segment Operating Income and Margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measures to Total Segment Operating Income and Margin are Goodyear Net Income (Loss) and Return on Net Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales).

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Adjusted Net Income (Loss) is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted Earnings Per Share (EPS) is the company’s Adjusted Net Income (Loss) divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS) are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, impairments, asset sales and certain other significant items.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies. See the following tables for reconciliations of historical Total Segment Operating Income and Margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share to the most directly comparable U.S. GAAP financial measures.

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The Goodyear Tire & Rubber Company and Subsidiaries

Financial Tables (Unaudited)

Table 1: Consolidated Statement of Operations

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2024	2023	2024	2023
Net Sales	$4,947	$5,116	$18,878	20,066
Cost of Goods Sold	3,958	4,070	15,176	16,557
Selling, Administrative and General Expense	692	769	2,782	2,814
Goodwill and Intangible Asset Impairment	—	230	125	230
Rationalizations	34	200	86	502
Interest Expense	131	129	522	532
Other (Income) Expense	40	26	32	108

Income (Loss) before Income Taxes	92	(308)	155	(677)
United States and Foreign Tax Expense (Benefit)	20	(12)	95	10

Net Income (Loss)	72	(296)	60	(687)
Less: Minority Shareholders’ Net Income (Loss)	(4)	(5)	(10)	2

Goodyear Net Income (Loss)	$76	$(291)	$70	$(689)

Goodyear Net Income (Loss) — Per Share of Common Stock
Basic	$0.27	$(1.02)	$0.24	$(2.42)

Weighted Average Shares Outstanding	287	285	287	285
Diluted	$0.26	$(1.02)	$0.24	$(2.42)

Weighted Average Shares Outstanding	288	285	288	285

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Table 2: Consolidated Balance Sheets

(In millions, except share data)	December 31, 2024	December 31, 2023
Assets:
Current Assets:
Cash and Cash Equivalents	$810	$902
Accounts Receivable, less Allowance — $84 ($102 in 2023)	2,482	2,731
Inventories:
Raw Materials	755	785
Work in Process	213	206
Finished Products	2,629	2,707

	3,597	3,698
Assets Held for Sale	466	—
Prepaid Expenses and Other Current Assets	277	319

Total Current Assets	7,632	7,650
Goodwill	756	781
Intangible Assets	805	969
Deferred Income Taxes	1,686	1,630
Other Assets	1,052	1,075
Operating Lease Right-of-Use Assets	951	985
Property, Plant and Equipment, less Accumulated Depreciation — $12,212 ($12,472 in 2023)	8,082	8,492

Total Assets	$20,964	$21,582

Liabilities:
Current Liabilities:
Accounts Payable — Trade	$4,052	$4,326
Compensation and Benefits	606	663
Other Current Liabilities	1,089	1,165
Notes Payable and Overdrafts	558	344
Operating Lease Liabilities due Within One Year	200	200
Long Term Debt and Finance Leases due Within One Year	832	449

Total Current Liabilities	7,337	7,147
Operating Lease Liabilities	804	825
Long Term Debt and Finance Leases	6,392	6,831
Compensation and Benefits	789	974
Deferred Income Taxes	108	83
Other Long Term Liabilities	628	885

Total Liabilities	16,058	16,745
Commitments and Contingent Liabilities
Shareholders’ Equity:
Goodyear Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares — 285 million in 2024 (284 million in 2023)	285	284
Capital Surplus	3,159	3,133
Retained Earnings	5,156	5,086
Accumulated Other Comprehensive Loss	(3,844)	(3,835)

Goodyear Shareholders’ Equity	4,756	4,668
Minority Shareholders’ Equity — Nonredeemable	150	169

Total Shareholders’ Equity	4,906	4,837

Total Liabilities and Shareholders’ Equity	$20,964	$21,582

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Table 3: Consolidated Statements of Cash Flows

	Year Ended December 31,
(In millions)	2024	2023
Cash Flows from Operating Activities:
Net Income (Loss)	$60	$(687)
Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities:
Depreciation and Amortization	1,049	1,001
Amortization and Write-Off of Debt Issuance Costs	14	15
Goodwill and Intangible Asset Impairment	125	230
Provision for Deferred Income Taxes	(65)	(230)
Net Pension Curtailments and Settlements	(3)	40
Net Rationalization Charges	86	502
Rationalization Payments	(198)	(99)
Net (Gains) Losses on Asset Sales	(93)	(104)
Gain on Insurance Recoveries for Damaged Property, Plant and Equipment	(75)	—
Operating Lease Expense	326	302
Operating Lease Payments	(277)	(278)
Pension Contributions and Direct Payments	(69)	(54)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	127	(59)
Inventories	(122)	908
Accounts Payable — Trade	(87)	(550)
Compensation and Benefits	24	48
Other Current Liabilities	(151)	158
Other Assets and Liabilities	27	(111)

Total Cash Flows from Operating Activities	698	1,032
Cash Flows from Investing Activities:
Capital Expenditures	(1,188)	(1,050)
Insurance Recoveries for Damaged Property, Plant and Equipment	62	—
Cash Proceeds from Sale and Leaseback Transactions	16	99
Asset Dispositions	115	16
Short Term Securities Acquired	—	(97)
Short Term Securities Redeemed	2	94
Long Term Securities Acquired	—	(11)
Long Term Securities Redeemed	4	6
Notes Receivable	(23)	(79)
Other Transactions	7	(13)

Total Cash Flows from Investing Activities	(1,005)	(1,035)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	1,326	954
Short Term Debt and Overdrafts Paid	(1,095)	(1,009)
Long Term Debt Incurred	14,420	9,932
Long Term Debt Paid	(14,387)	(10,220)
Common Stock Issued	(3)	(2)
Transactions with Minority Interests in Subsidiaries	(8)	(3)
Debt Related Costs and Other Transactions	(28)	15

Total Cash Flows from Financing Activities	225	(333)
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(39)	10

Net Change in Cash, Cash Equivalents and Restricted Cash	(121)	(326)
Cash, Cash Equivalents and Restricted Cash at Beginning of the Period	985	1,311

Cash, Cash Equivalents and Restricted Cash at End of the Period	$864	$985

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Table 4: Reconciliation of Segment Operating Income & Margin

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2024	2023	2024	2023
Total Segment Operating Income	$385	$383	$1,318	$968
Less:
Goodwill and Intangible Asset Impairment	—	230	125	230
Rationalizations	34	200	86	502
Interest Expense	131	129	522	532
Other (Income) Expense	40	26	32	108
Asset Write-Offs, Accelerated Depreciation, and Accelerated Lease Costs, Net	27	15	146	36
Corporate Incentive Compensation Plans	12	27	62	70
Retained Expenses of Divested Operations	4	8	15	18
Other	45	56	175	149

Income (Loss) before Income Taxes	$92	$(308)	$155	$(677)
United States and Foreign Tax Expense (Benefit)	20	(12)	95	10
Less: Minority Shareholders’ Net Income (Loss)	(4)	(5)	(10)	2

Goodyear Net Income (Loss)	$76	$(291)	$70	$(689)

Net Sales	$4,947	$5,116	$18,878	$20,066
Return on Net Sales	1.5%	-5.7%	0.4%	-3.4%
Total Segment Operating Margin	7.8%	7.5%	7.0%	4.8%

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Table 5: Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share

Fourth Quarter 2024

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Goodyear Forward Costs	Asset and Other Sales	Pension Settlement Charges	Indirect Tax Settlements and Discrete Tax Items	Americas Storm Insurance Recoveries	As Adjusted
Net Sales	$4,947	$—	$—	$—	$—	$—	$—	$4,947
Cost of Goods Sold	3,958	(21)	—	—	—	—	52	3,989

Gross Margin	989	21	—	—	—	—	(52)	958
SAG	692	(7)	(25)	—	—	—	—	660
Rationalizations	34	(34)	—	—	—	—	—	—
Interest Expense	131	—	—	—	—	—	—	131
Other (Income) Expense	40	—	(6)	(2)	(2)	—	—	30

Pre-tax Income (Loss)	92	62	31	2	2	—	(52)	137
Taxes	20	2	7	—	—	8	(12)	25
Minority Interest	(4)	2	—	—	—	—	—	(2)

Goodyear Net Income (Loss)	$76	$58	$24	$2	$2	$(8)	$(40)	$114

EPS	$0.26	$0.20	$0.08	$0.01	$0.01	$(0.03)	$(0.14)	$0.39

Fourth Quarter 2023

(In millions, except per share amounts)	As Reported	Goodwill Impairment	Rationalizations, Asset Write-offs, and Accelerated Depreciation	Goodyear Forward Costs	Debica Fire Impact	Other Legal Claims	Environmental Remediation Adjustment	Indirect Tax Settlements and Discrete Tax Items	Asset and Other Sales	As Adjusted
Net Sales	$5,116	$—	$—	$—	$12	$—	$—	$—	$—	$5,128
Cost of Goods Sold	4,070	—	(16)	—	(3)	—	(7)	—	—	4,044

Gross Margin	1,046	—	16	—	15	—	7	—	—	1,084
SAG	769	—	—	(35)	—	—	—	—	—	734
Goodwill Impairment	230	(230)	—	—	—	—	—	—	—	—
Rationalizations	200	—	(200)	—	—	—	—	—	—	—
Interest Expense	129	—	—	—	—	—	—	—	—	129
Other(Income) Expense	26	—	—	—	—	(12)	—	—	37	51

Pre-tax Income (Loss)	(308)	230	216	35	15	12	7	—	(37)	170
Taxes	(12)	14	25	9	2	3	2	4	(9)	38
Minority Interest	(5)	—	1	—	1	—	—	—	—	(3)

Goodyear Net Income (Loss)	$(291)	$216	$190	$26	$12	$9	$5	$(4)	$(28)	$135

EPS	$(1.02)	$0.75	$0.66	$0.09	$0.04	$0.03	$0.02	$(0.01)	$(0.09)	$0.47

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Table 5: Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (continued)

Full-Year 2024

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Intangible Asset Impairment	Goodyear Forward Costs	South Africa Flood Impact	Pension Settlement Credits	Indirect Tax Settlements and Discrete Tax Items	Debica Fire Impact and Insurance Recoveries	Asset and Other Sales	Americas Storm Insurance Recoveries	As Adjusted
Net Sales	$18,878	$—	$—	$—	$—	$—	$—	$—	$—	$—	$18,878
Cost of Goods Sold	15,176	(116)	—	—	(3)	—	8	26	—	92	15,183

Gross Margin	3,702	116	—	—	3	—	(8)	(26)	—	(92)	3,695

SAG	2,782	(30)	—	(105)	—	—	—	—	—	—	2,647
Intangible Asset Impairment	125	—	(125)	—	—	—	—	—	—	—	—
Rationalizations	86	(86)	—	—	—	—	—	—	—	—	—
Interest Expense	522	—	—	—	—	—	—	—	—	—	522
Other (Income) Expense	32	—	—	(19)	—	3	2	—	85	—	103

Pre-tax Income (Loss)	155	232	125	124	3	(3)	(10)	(26)	(85)	(92)	423
Taxes	95	18	31	30	—	(1)	(1)	(6)	(25)	(23)	118
Minority Interest	(10)	16	—	—	—	—	—	(3)	—	—	3

Goodyear Net Income (Loss)	$70	$198	$94	$94	$3	$(2)	$(9)	$(17)	$(60)	$(69)	$302

EPS	$0.24	$0.69	$0.33	$0.33	$0.01	$(0.01)	$(0.03)	$(0.06)	$(0.21)	$(0.24)	$1.05

Full-Year 2023

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, and Accelerated Depreciation	Goodwill Impairment	Tupelo Storm Impact	Pension Settlement Charges	Goodyear Forward Costs	Debica Fire Impact	Other Legal Claims	Environmental Remediation Adjustment	Foreign Currency Translation Adjustment Write-Off	Indirect Tax Settlements and Discrete Tax Items	Asset and Other Sales	As Adjusted
Net Sales	$20,066	$—	$—	$110	$—	$—	$22	$—	$—	$—	$—	$—	$20,198
Cost of Goods Sold	16,557	(46)	—	41	—	—	(6)	3	(2)	—	—	—	16,547

Gross Margin	3,509	46	—	69	—	—	28	(3)	2	—	—	—	3,651

SAG	2,814	10	—	—	—	(35)	—	—	—	—	—	—	2,789

Goodwill Impairment	230	—	(230)	—	—	—	—	—	—	—	—	—	—
Rationalizations	502	(502)	—	—	—	—	—	—	—	—	—	—	—
Interest Expense	532	—	—	—	—	—	—	—	—	—	—	—	532
Other (Income) Expense	108	—	—	—	(40)	—	—	(20)	—	5	—	94	147

Pre-tax Income (Loss)	(677)	538	230	69	40	35	28	17	2	(5)	—	(94)	183
Taxes	10	69	14	13	9	9	3	4	1	—	9	(25)	116
Minority Interest	2	1	—	—	1	—	1	—	—	—	1	—	6

Goodyear Net Income (Loss)	$(689)	$468	$216	$56	$30	$26	$24	$13	$1	$(5)	$(10)	$(69)	$61

EPS	$(2.42)	$1.64	$0.75	$0.20	$0.11	$0.09	$0.08	$0.04	$0.01	$(0.02)	$(0.03)	$(0.24)	$0.21

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